Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS
Malvern, PA, February 8, 2010 — Liberty Property Trust (NYSE:LRY) reported that funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2009 was a loss of $0.14 per share, compared to a profit of $0.80 per share for the fourth quarter of 2008. FFO for the fourth quarter includes a $94.5 million, non-cash impairment charge related to certain of the company’s investments in unconsolidated joint ventures and related goodwill. Excluding this impairment charge, FFO for the fourth quarter of 2009 would be $0.67 per share. Funds from operations for the fourth quarter also include termination fees of $1.7 million.
For the year ended December 31, 2009, FFO per share was $1.98. Excluding the $94.5 million non-cash impairment charge, FFO for the year ended December 31, 2009 would be $2.83 per share. This compares to FFO of $3.20 per share for 2008.
Net loss per common share (diluted) was $0.46 per share for the quarter ended December 31, 2009, compared to net income of $0.53 per share (diluted) for the quarter ended December 31, 2008. Net income for the full year 2009 was $0.52 per common share, compared with $1.62 per share for 2008. Adjusting for the non-cash impairment charge of $94.5 million, net income for the quarter ended December 31, 2009 would be $0.35 per share, and for the year ended December 31, 2009 it would be $1.37 per share.
“Fourth quarter activity was encouraging,” said Bill Hankowsky, chief executive officer. “At the end of the year we saw a marked increase in the number and quality of industrial prospects, coupled with renewed willingness on the part of companies to make commitments, in both the office and industrial sectors. This translated into very strong leasing performance. We believe that the market has bottomed, we are beginning to see very gradual recovery in the industrial sector, and we may see similar positive signs in the office sector in the second half of this year should the nation’s employment situation improve.”
Portfolio Performance
Leasing: At December 31, 2009, Liberty’s in-service portfolio of 78.2 million square feet was 89.2% occupied, compared to 89.3% at the end of the third quarter. During the quarter, Liberty completed lease transactions totaling 4.7 million square feet of space.
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Liberty Property Trust Fourth Quarter 2009 Earnings -2-
Same Store Performance: Property level operating income for same store properties decreased by 1.4% on a cash basis and by 2.8% on a straight line basis for the fourth quarter of 2009 compared to the same quarter in 2008 and increased by 0.4% on a cash basis and 0.6% on a straight line basis for the full year 2009 compared to 2008.
Capital Activities and Balance Sheet Management
Property Sales: During the fourth quarter, Liberty sold seven operating properties, which contained 543,000 square feet of leaseable space, and 10.1 acres of land for $35.1 million.
Real Estate Investments
Development: During the fourth quarter, Liberty brought into service four development properties totaling 1.1 million square feet for a total investment of $121.4 million. These properties were 96.1% occupied as of December 31, 2009, at a yield of 9.1%.
A joint venture in which the company holds a 25% interest brought into service a 225,000 square foot development property during the quarter. This property is 9.6% leased. The projected stabilized yield on the $12.0 million investment is 7.4%.
No development commenced during the quarter.
As of December 31, 2009, Liberty had 1.0 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $243.5 million, with an expected yield of 6.2%. The properties were 34.1% leased at December 31.
Acquisitions: Liberty acquired no properties during the quarter.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 78 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,000 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
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Liberty Property Trust Fourth Quarter 2009 Earnings -3-
Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, February 9, 2010, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 51828607. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
December 31, 2009
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
	(Unaudited)
Operating Revenue
Rental	$131,842	$128,649	$519,928	$507,698
Operating expense reimbursement	55,735	56,117	224,329	223,654

Total operating revenue	187,577	184,766	744,257	731,352

Operating Expenses
Rental property	40,191	39,101	149,968	149,170
Real estate taxes	20,007	19,682	86,676	83,762
General and administrative	12,792	14,133	51,250	54,467
Depreciation and amortization	42,801	41,757	170,764	169,190

Total operating expenses	115,791	114,673	458,658	456,589

Operating Income	71,786	70,093	285,599	274,763

Other Income/Expense
Interest and other	3,259	4,053	11,503	13,440
Debt extinguishment gain	—	2,521	1,547	2,521
Interest	(38,283)	(37,844)	(149,569)	(152,896)

Total other income/expense	(35,024)	(31,270)	(136,519)	(136,935)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	36,762	38,823	149,080	137,828
Gain on property dispositions	626	8,633	1,687	10,572
Income taxes	(64)	(273)	(494)	(1,645)
Equity in earnings of unconsolidated joint ventures	37	948	2,161	2,805
Impairment charges — investment in unconsolidated joint ventures and other	(79,247)	—	(82,552)	—
— goodwill	(15,700)	—	(15,700)	—

Income from continuing operations	(57,586)	48,131	54,182	149,560

Discontinued operations (including net gain on property dispositions of $8,859 and $9,884 for the quarters ended December 31, 2009 and 2008 and $17,859 and $23,519 for the years ended December 31, 2009 and 2008)	8,780	11,248	24,810	30,546

Net Income	(48,806)	59,379	78,992	180,106
Noncontrolling interest — operating partnerships	(3,393)	(7,396)	(23,125)	(27,681)
Noncontrolling interest — consolidated joint ventures	112	(185)	509	(483)

Net Income available to common shareholders	$(52,087)	$51,798	$56,376	$151,942

Basic income per common share
Continuing operations	$(0.54)	$0.42	$0.30	$1.31

Discontinued operations	$0.08	$0.11	$0.22	$0.31

Total basic income per common share	$(0.46)	$0.53	$0.52	$1.62

Diluted income per common share
Continuing operations	$(0.54)	$0.42	$0.30	$1.31

Discontinued operations	$0.08	$0.11	$0.22	$0.31

Total diluted income per common share	$(0.46)	$0.53	$0.52	$1.62

Weighted average shares
Basic	112,159	97,434	107,550	93,615

Diluted	112,722	97,493	108,002	93,804

Amounts attributable to common shareholders
Income from continuing operations	$(60,565)	$40,995	$32,444	$122,688
Discontinued operations	8,478	10,803	23,932	29,254

Net income	$(52,087)	$51,798	$56,376	$151,942

Liberty Property Trust
Statement of Funds From Operations
December 31, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended					Year Ended
	December 31, 2009			December 31, 2008		December 31, 2009			December 31, 2008
		Per			Per		Per			Per
		Weighted			Weighted		Weighted			Weighted
		Average			Average		Average			Average
	Dollars	Share		Dollars	Share	Dollars	Share		Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$(52,087)	$(0.46)		$51,798	$0.53	$56,376	$0.52		$151,942	$1.62

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,067			4,027		16,180			16,235
Depreciation and amortization	42,206			42,597		170,633			173,400
Gain on property dispositions	(8,380)			(19,662)		(23,197)			(34,336)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,304)			(1,068)		(5,801)			(6,606)

Funds from operations available to common shareholders — basic	$(15,498)	$(0.14)		$77,692	$0.80	$214,191	$1.99		$300,635	$3.21

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$(52,087)	$(0.46)		$51,798	$0.53	$56,376	$0.52		$151,942	$1.62

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,067			4,027		16,180			16,235
Depreciation and amortization	42,206			42,597		170,633			173,400
Gain on property dispositions	(8,380)			(19,662)		(23,197)			(34,336)
Minority interest excluding preferred unit distributions	(1,860)			2,143		2,114			6,669

Funds from operations available to common shareholders — diluted	$(16,054)	$(0.14	)(1)	$80,903	$0.80	$222,106	$1.98	(1)	$313,910	$3.20

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	112,159			97,434		107,550			93,615
Dilutive shares for long term compensation plans	563			59		452			189

Diluted shares for net income calculations	112,722			97,493		108,002			93,804
Weighted average common units	4,016			4,189		4,018			4,190

Diluted shares for funds from operations calculations	116,738			101,682		112,020			97,994

(1)	Excluding the $94.5 million non-cash impairment charge FFO for the quarter and year ended December 31, 2009 would have been $.67 and $2.83 per share, respectively.
The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2009
(In thousands, except share amounts)

	December 31, 2009	December 31, 2008
Assets
Real estate:
Land and land improvements	$850,559	$801,763
Building and improvements	4,410,254	4,191,361
Less: accumulated depreciation	(1,093,946)	(963,043)

Operating real estate	4,166,867	4,030,081

Development in progress	66,714	245,463
Land held for development	218,633	209,551

Net real estate	4,452,214	4,485,095

Cash and cash equivalents	237,446	15,794
Restricted cash	42,232	39,726
Accounts receivable	4,591	12,985
Deferred rent receivable	95,527	83,033
Deferred financing and leasing costs, net of accumulated amortization (2009, $133,429; 2008, $139,078)	134,309	132,627
Investment in unconsolidated joint ventures	175,584	266,602
Assets held for sale	—	98,706
Prepaid expenses and other assets	85,518	82,467

Total assets	$5,227,421	$5,217,035

Liabilities
Mortgage loans	$473,993	$198,560
Unsecured notes	1,842,882	2,131,607
Credit facility	140,000	260,000
Accounts payable	31,195	32,481
Accrued interest	31,251	36,474
Dividend and distributions payable	55,402	48,858
Other liabilities	169,529	182,549

Total liabilities	2,744,252	2,890,529

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 113,875,211 (includes 1,249,909 in treasury) and 100,034,404 (includes 1,249,909 in treasury) shares issued and outstanding as of December 31, 2009 and 2008, respectively	114	101
Additional paid-in capital	2,469,570	2,162,820
Accumulated other comprehensive income	2,339	(5,378)
Distributions in excess of net income	(337,911)	(185,721)
Common shares in treasury, at cost, 1,249,909 shares as of December 31, 2009 and 2008	(51,951)	(51,951)

Total shareholders’ equity	2,082,161	1,919,871

Noncontrolling interest — operating partnership
4,011,354 and 4,074,967 common units outstanding as of December 31, 2009 and 2008, respectively	112,428	117,546
9,740,000 preferred units outstanding as of December 31, 2009 and 2008	287,959	287,959
Noncontrolling interest — consolidated joint ventures	621	1,130

Total equity	2,483,169	2,326,506

Total liabilities & equity	$5,227,421	$5,217,035